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                                                               Exhibit 99.(a)(5)

                        RIVERSOURCE MANAGERS SERIES, INC.

                            STATEMENT OF CANCELLATION
               OF THE STATEMENT FIXING THE RIGHTS AND PREFERENCES
         OF CLASSES A, B, C, I AND R4 OF RIVERSOURCE VALUE FUND, AND OF
        CLASSES A, B, C, I AND R4 OF RIVERSOURCE FUNDAMENTAL GROWTH FUND,
               EACH A SERIES OF RIVERSOURCE MANAGERS SERIES, INC.

The undersigned officer of RiverSource Managers Series, Inc. (the "Company"), hereby certifies that:

     1.   The name of the Company is RiverSource Managers Series, Inc.

     2. At a Joint Special Meeting of Shareholders of RiverSource Fundamental Growth Fund and RiverSource Value Fund (each a series of the Company, and together the "Selling Funds") held January 29, 2008, shareholders of each Selling Fund voted separately to approve the following proposal:

          a. An Agreement and Plan of Reorganization between RiverSource Fundamental Growth Fund and RiverSource Growth Fund (a series of RiverSource Large Cap Series, Inc., a Minnesota corporation) (a "Buying Fund"), and

          b. An Agreement and Plan of Reorganization between RiverSource Value Fund and RiverSource Diversified Equity Income Fund (a series of RiverSource Investment Series, Inc., a Minnesota corporation) (also a "Buying Fund").

          Under each Agreement and Plan of Reorganization, all assets attributable to Class A, B, C, I and R4 shares of each Selling Fund were transferred to each Buying Fund, respectively, in exchange for corresponding Class A, B, C, I and R4 shares of each Buying Fund and the assumption by each Buying Fund of all liabilities attributable to each Selling Fund, respectively.

     3. The Company's Board of Directors has directed the Company's officers to take all such actions to carry out each Agreement and Plan of Reorganization, among such actions is the cancellation of the statement fixing the rights and preferences of the Company's Classes A, B, C, I and R4 of each Selling Fund, pursuant to Section 302A.133 of the Minnesota Statutes.

     4. There are currently no shares of Classes A, B, C, I or R4 of either Selling Fund outstanding.

     5. After giving effect to the cancellation, the Company shall continue to have 10,000,000,000 authorized shares of capital stock that can be allocated among the Company's remaining series and classes as designated by the Company's Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation this 9th day of April, 2008.

                                        RIVERSOURCE MANAGERS SERIES, INC.
STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED APR. 11, 2008                     /s/ Scott R. Plummer
                                        ----------------------------------------
                                        Scott R. Plummer
/s/ Mark Ritchie                        Secretary
Secretary of State